WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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Auditors' Consent



To the Shareholders and Board of Directors of the Smith Barney Municipal Fund, Inc.:

We consent to the use of our report dated February 7, 1997 with respect to the Smith Barney Municipal Fund, Inc. incorporated herein by reference and to the reference to our Firm under the heading "Financial Highlights" in the Prospectus.








	KPMG Peat Marwick LLP


New York, New York
April 23, 1997







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